Exhibit 99.1

boston scientific ANNOUNCES AGREEMENT TO Acquire LUMENIS LTD. Surgical Business from baring private equity asia

Acquisition of a leading laser technology to expand global kidney stone management portfolio

MARLBOROUGH, Mass., March 3, 2021– Boston Scientific (NYSE: BSX) today announced that it has entered into a definitive agreement with an affiliate of Baring Private Equity Asia (BPEA) to acquire the global surgical business of Lumenis LTD., a privately-held company that develops and commercializes energy-based medical solutions, for an upfront cash payment of $1.07 billion, subject to closing adjustments. BPEA will retain ownership of the Lumenis global aesthetics and ophthalmology businesses. With 2021 net sales anticipated to be approximately $200 million, the Lumenis surgical business includes premier laser systems, fibers and accessories used for urology and otolaryngology procedures. Foundational to its urology portfolio is the proprietary MOSES™ technology, which has demonstrated differentiated clinical outcomes and efficiency in the management of patients with kidney stones.

Worldwide, more than one in 10 adults develop kidney stones each year with up to 50 percent of patients having a repeat stone within five years of the first occurrence.1,2 ,3 ,4 While some kidney stones may pass through the urinary tract naturally, complex or larger stones require intervention to remove them from the urinary tract. This can be done through surgery or less invasive procedures, such as lithotripsy which uses a small telescope-like device, a ureteroscope, to locate the stone and a laser to break it apart. Laser lithotripsy is a leading modality for minimally-invasive surgery of kidney and urinary stones, whether through flexible ureteroscopy or percutaneous nephrolithotomy.

“The MOSES laser technology, paired with our LithoVue™ Single-Use Digital Flexible Ureteroscope and comprehensive kidney stone management portfolio, will enable execution of our strategy for our stone franchise,” said Meghan Scanlon, senior vice president and president, Urology and Pelvic Health, Boston Scientific. “With double-digit compound annual growth from 2015 to 2019, we look forward to adding the innovative Lumenis laser portfolio, talented employees and surgical laser center of excellence to our organization. The acquisition will expand our global footprint throughout Europe and Asia and accelerate the delivery of our robust stone management offerings to more urologists – ultimately serving more patients worldwide – while also improving our top-line growth and margins.”

Boston Scientific has had a relationship with Lumenis for more than 20 years and currently sells the Lumenis urology laser portfolio in the U.S. and Japan through a distribution arrangement. Upon completion of the acquisition, Boston Scientific will sell these lasers and fibers – as well as the otolaryngology laser portfolio – to all geographies including high-growth regions like China.

“We take great pride in our heritage of innovation in surgical laser solutions which are helping millions of patients worldwide,” said Tzipi Ozer-Armon, chief executive officer, Lumenis. “Notably the proprietary, patent-protected MOSES technology has revolutionized urology laser procedures by improving the clinical efficacy and efficiency for kidney stones. We are confident that Boston Scientific, as a global leader in urology, and our long-time commercial partner, is the best organization to carry this legacy forward.”

The company expects to complete the transaction in the second half 2021, subject to customary closing conditions. The impact to adjusted earnings per share is expected to be immaterial in 2021, approximately two cents accretive in 2022 and increasingly accretive thereafter. On a GAAP basis, the transaction is expected to be dilutive in 2021 and less dilutive or increasingly accretive thereafter, as the case may be, due to amortization expense and acquisition-related net charges.

Lumenis LTD is headquartered in Yokneam, Israel. Additional information about this transaction is available on the events and presentations section of the Boston Scientific investor relations website.

About Boston Scientific

Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the financial and business impact of the transaction, product launches and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; the closing and integration of acquisitions; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A – Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income (earnings) per share that excludes certain charges and/or credits, such as amortization expense and acquisition-related net charges (credits). These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes. For further information regarding our non-GAAP measures, see Part II, Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report on Form 10-K, which we may update in Quarterly Reports on Form 10-Q we have filed or will file hereafter.

CONTACTS:

Kate Haranis

Media Relations

508-683-6585 (office)

kate.haranis@bsci.com

Susie Lisa, CFA

Investor Relations

(508) 683-5565

BSXInvestorRelations@bsci.com

1 Durbin JM et al; Clinical Nephrology; V.77; 2012; p204; DOI:10.5414/CN107242.

2 Jungers P et al; American Journal of Kidney Diseases; V.44; No.5; 11/04; p799.

3 Santos-Victoriano M et al; Clinical Pediatrics; V.37; 10/98; p583.

4 S. R. Khan, et al; Nature Reviews Disease Primers, vol. 2, p. 16008.